UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2014

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 924-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On April 17, 2014, Investors Bancorp, Inc. announced that New Investors Bancorp, Inc. ("New Investors Bancorp"), the proposed holding company for Investors Bank, has increased the maximum purchase limitations for its second step conversion stock offering. The maximum purchase limitations have increased from 265,000 shares ($2.65 million) to 800,000 shares ($8.0 million) for individual purchasers and from 800,000 shares ($8.0 million) to 5,000,000 shares ($50.0 million) for purchasers acting together with others, in all categories of the offering combined. Consistent with the prospectus dated March 13, 2014, only those persons who subscribed for the maximum purchase limit in the subscription offering (which expired April 11) and indicated on the stock order form a desire to purchase additional shares if the maximum purchase limits were increased will be resolicited.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On April 21, 2014, Investors Bancorp, Inc. announced that New Investors Bancorp will commence, beginning on April 21, 2014, the firm commitment underwritten public offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering.  A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

                       (d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated April 17, 2014

99.2	Press Release dated April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: April 21, 2014	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and Chief Financial Officer (Principal Financial Officer)